Exhibit 99.2

ZBB Energy Corporation
Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2010 and unaudited pro forma condensed statements of consolidated operations for the year ended June 30, 2010 and the six months ended December 31, 2010 have been prepared on a basis consistent with accounting principles generally accepted in the United States of America, referred to as U.S. GAAP, and applicable requirements of the Securities and Exchange Commission (“SEC”). The unaudited pro forma condensed combined financial statements are derived by applying pro forma adjustments to the combined historical financial statements of ZBB Energy Corporation (“ZBB” or “our”) and TE Holdings Group, LLC, formerly known as Tier Electronics LLC (or “TIER”).   The unaudited pro forma condensed consolidated statements of combined operations for the year ended June 30, 2010 and for the six months ended December 31, 2010 give effect to the acquisition of TIER as if such acquisition had occurred on July 1, 2009. The unaudited pro forma condensed combined balance sheet as of December 31, 2010 gives effect to the acquisition of TIER as if it occurred on December 31, 2010.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the acquisition using the purchase method of accounting.

The unaudited pro forma condensed consolidated financial statements were prepared using the assumptions described in the related notes. The historical financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not include the realization of cost savings from operational efficiencies, revenue synergies or changes in operating strategies that may result from the acquisition. Therefore, the information presented in the accompanying unaudited pro forma condensed combined financial statements may differ materially from future results realized.

Amounts preliminarily allocated to assets acquired, including intangible assets, and liabilities assumed may change significantly. We continue to assess the estimated fair values of the assets acquired and liabilities assumed and such fair values are subject to revision as we receive finalized appraisals and complete other analyses. Accordingly, the purchase price allocation is preliminary and subject to revision.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes. They may not necessarily represent what ZBB’s consolidated results would have been had the transaction actually occurred as of the dates indicated, nor are they necessarily representative of ZBB’s future consolidated results of operations or financial position.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our (i) Annual Report on Form 10-K for the year ended June 30, 2010; (ii) our Quarterly Report on Form 10-Q for the three months ended December 31, 2010; and (iii) the historical financial statements of TIER as of December 31, 2010 and 2009 and for the year ended December 31, 2010 and the eight month period ended December 31, 2009 included elsewhere in this document.

ZBB ENERGY CORPORATION AND TE HOLDINGS GROUP, LLC
Proforma Condensed Consolidated Balance Sheets
December 31, 2010

	ZBB	TIER	Proforma Adjustments		Proforma Consolidated
Assets
Current assets:
Cash and cash equivalents	$611,489	$66,863	$(244,678)	(A)	$333,674
			(100,000)	(B)
Accounts receivable	674	250,986			251,660
Inventories	772,390	584,589	214,302	(C)	1,349,620
			(221,661)	(D)
Prepaid and other current assets	329,561	6,106			335,667
Total current assets	1,714,114	908,544	(352,037)		2,270,621
Long-term assets:
Property, plant and equipment, net	3,727,706	49,753			3,777,459
Intangible assets			95,016	(E)	1,936,546
			(214,302)	(C)
			62,500	(A)
			920,000	(F)
			1,350,000	(G)
			(276,668)	(D)
Goodwill	803,079				803,079
Total assets	$6,244,899	$958,297	$1,584,509		$8,787,705

Liabilities and Shareholders' Equity
Current liabilities:
Bank loans and notes payable	$355,154	177,277	(177,277)	(A)	355,154
Accounts payable	1,012,542	143,982	(28,476)	(D)	1,128,048
Accrued expenses	484,810	72,775			557,585
Deferred revenues	540,303	617,864	(276,668)	(D)	881,499
Accrued compensation and benefits	228,120	36,514			264,634
Total current liabilities	2,620,929	1,048,412	(482,421)		3,186,920
Long-term liabilities:
Bank loans and notes payable	3,241,615	4,901	1,350,000	(G)	4,591,615
			(4,901)	(A)
Total liabilities	$5,862,544	$1,053,313	$862,678		$7,778,535

Shareholders' equity
Series A preferred stock	1,025,732				1,025,732
Common stock	213,932		8,000	(F)	221,932
Additional paid-in capital	52,531,869		912,000	(F)	53,443,869
Notes receivable - common stock	(1,024,070)				(1,024,070)
Treasury stock	(11,136)				(11,136)
Accumulated other comprehensive (loss)	(1,586,720)				(1,586,720)
Accumulated (deficit)	(50,767,252)	(95,016)	95,016	(E)	(51,060,437)
			(100,000)	(B)
			(193,185)	(D)
Total shareholders' equity	382,355	(95,016)	721,831		1,009,170
Total liabilities and shareholders' equity	$6,244,899	$958,297	$1,584,509		$8,787,705

See accompanying notes to proforma condensed consolidated financial statements

ZBB ENERGY CORPORATION AND TE HOLDINGS GROUP, LLC
Proforma Condensed Consolidated Statements of Operations
Year Ended June 30, 2010

	ZBB	TIER	Proforma Adjustments		Proforma Consolidated
Revenues
Product sales and revenues	$967,455	$1,206,789	$-		$2,174,244
Engineering and development revenues	578,525				578,525
Total Revenues	1,545,980	1,206,789	-		2,752,769

Costs and Expenses
Cost of product sales	899,287	849,532			1,748,819
Cost of engineering and development revenues	1,836,299				1,836,299
Advanced engineering and development	2,239,139	240,276	(45,983)	(D)	2,433,432
Selling, general, and administrative	4,755,592	199,991	100,000	(B)	5,055,583
Depreciation and amortization	424,297	24,735	645,515	(H)	1,094,547
Impairment and other equipment charges	903,305				903,305
Settlement of supply contracts			193,185	(D)	193,185
Total Costs and Expenses	11,057,919	1,314,534	892,717		13,265,170

Loss from Operations	(9,511,939)	(107,745)	(892,717)		(10,512,401)

Other Income (Expense)
Interest income	60,193				60,193
Interest (expense)	(149,521)	(2,513)	(108,000)	(I)	(260,034)
Other income (expense)	(5,559)				(5,559)
Total Other Income (Expense)	(94,887)	(2,513)	(108,000)		(205,400)

Loss before provision for Income Taxes	(9,606,826)	(110,258)	(1,000,717)		(10,717,801)

Provision for Income Taxes	-	-	-		-
Net Loss	$(9,606,826)	$(110,258)	$(1,000,717)		$(10,717,801)

Net Loss per share-
Basic and diluted	$(0.74)		$(0.04)		$(0.78)

Weighted average shares-basic and diluted:
Basic	12,924,362		800,000		13,724,362
Diluted	12,924,362		800,000		13,724,362

See accompanying notes to proforma condensed consolidated financial statements

ZBB ENERGY CORPORATION AND TE HOLDINGS GROUP, LLC
Proforma Condensed Consolidated Statements of Operations
Six Months Ended December 31, 2010

	ZBB	TIER	Proforma Adjustments		Proforma Consolidated
Revenues
Product sales and revenues	$49,742	$916,082	$-		$965,824
Engineering and development revenues	184,939				184,939
Total Revenues	234,681	916,082	-		1,150,763

Costs and Expenses
Cost of product sales	79,058	771,058			850,116
Cost of engineering and development revenues	-				-
Advanced engineering and development	1,425,855	134,051	(37,500)	(D)	1,522,406
Selling, general, and administrative	2,356,989	178,520			2,535,509
Depreciation and amortization	171,261	10,643	322,758	(H)	504,662
Total Costs and Expenses	4,033,163	1,094,272	285,258		5,412,693

Loss from Operations	(3,798,482)	(178,190)	(285,258)		(4,261,930)

Other Income (Expense)
Interest income	4,210				4,210
Interest expense	(78,876)	(6,332)	(54,000)	(I)	(139,208)
Other income (expense)	573				573
Total Other Income (Expense)	(74,093)	(6,332)	(54,000)		(134,425)

Loss before provision for Income Taxes	(3,872,575)	(184,522)	(339,258)		(4,396,355)

Provision for Income Taxes	-	-	-		-
Net Loss	$(3,872,575)	$(184,522)	$(339,258)		$(4,396,355)

Net Loss per share-
Basic and diluted	$(0.22)		$(0.02)		$(0.24)

Weighted average shares-basic and diluted:
Basic	17,803,353		800,000		18,603,353
Diluted	17,803,353		800,000		18,603,353

See accompanying notes to proforma condensed consolidated financial statements

ZBB Energy Corporation
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.    Basis of Presentation

On January 21, 2011, ZBB completed its acquisition of TIER for approximately $2,515,000.

The TIER acquisition will be accounted for in accordance with U.S. GAAP using the purchase method of accounting. Under this method, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. Any excess of the purchase price over the estimated fair value of the net assets acquired (including identifiable intangible assets) is to be allocated to goodwill.

This allocation of the purchase price is subject to finalization of ZBB’s analysis of the fair value of the assets acquired and liabilities assumed. The final allocation of the purchase price will result in additional adjustments to the recorded amounts of assets and liabilities and will also result in adjustments to depreciation and amortization, among other items. The adjustments arising out of the finalization of the purchase price allocation will not impact cash flows. However, such adjustments could result in material increases or decreases to the unaudited pro forma net loss amounts. Accordingly, the purchase price allocation in the unaudited pro forma condensed consolidated financial statements is preliminary and will be adjusted upon completion of the final valuation.

The U.S. GAAP historical TIER balance sheet and statement of operations included in the unaudited condensed consolidated pro forma financial statements were derived from TIER’s financial statements prepared in accordance with U.S. GAAP.

The estimated purchase price was calculated as follows:

Note payable	$1,350,000
ZBB common stock, 800,000 shares at $1.15 per share	920,000
Cash	244,678
$2,514,678

The preliminary allocation of the purchase price as of December 31, 2010 is summarized below:

Assets:
Cash	$66,863
Accounts Receivable	250,986
Inventories	798,891
Prepaids and Other Assets	6,106
Property and Equipment	49,753
Liabilities:
Accounts Payable	(143,982)
Accrued Expenses	(109,289)
Deferred Revenues	(341,196)
Amortizable intangible assets:
Non-Compete Agreement	300,000
License Agreement	278,000
Trade Secrets	1,358,546
$2,514,678

The Company expects to amortize the non-compete agreement, license agreement, and trade secrets over their expected weighted average useful life of approximately 3 years.

2.     Pro Forma Adjustments

Pro forma condensed consolidated balance sheet adjustments

The pro forma condensed consolidated balance sheet reflects the following adjustments:

A.	Reflects the use of cash to fund the purchase price.

B.	Reflects the estimated acquisition transaction expenses.

C.	Reflects the adjustment of the historical TIER inventories to estimated fair value.

D.	To eliminate intercompany payments and deposits for non-recurring engineering services.

E.	Reflects the elimination of the historical equity of TIER at December 31, 2010.

F.	To reflect the issuance of 800,000 Shares of ZBB Energy Corporation Common stock at $1.15 per share.

G.	To reflect the issuance of $1,350,000 note payable by the Company to the TIER.

Pro forma condensed consolidated statements of operations adjustments

The pro forma condensed consolidated statements of operations reflect the following adjustments:

H.	Reflects an estimate of amortization expense for the intangible assets.

I.
Adjustment reflects an increase in interest expense of $108,000 for the year ended June 30, 2010 and $54,000 for the six months ended December 31, 2010 associated with the note payable to partially fund the acquisition. The interest expense was calculated using an interest rate of 8% which reflects the fixed rate of interest under the note.